UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 17, 2016

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Asset-Backed Securitization Facility
On May 17, 2016, On Deck Capital, Inc. (the “Company”) established a new asset-backed securitization facility through OnDeck Asset Securitization Trust II LLC (“ODAST II”), a wholly-owned special purpose vehicle. On such date, ODAST II issued $250 million initial principal amount of Fixed-Rate Asset Backed Notes (the “Series 2016-1 Notes”) in a new securitization transaction (the “Series 2016-1 Transaction”). The Series 2016-1 Notes are the first series of notes issued by ODAST II.
The Series 2016-1 Notes were issued in two classes, Class A and Class B, and were rated by Standard & Poor’s Rating Services and DBRS, Inc. on the issue date. The Series 2016-1 Notes were issued pursuant to a Base Indenture (the “Base Indenture”), as supplemented by the Series 2016-1 Indenture Supplement (the “Series 2016-1 Indenture Supplement,” and together with the Base Indenture, the “Indenture”), each dated as of May 17, 2016, by and between ODAST II and Deutsche Bank Trust Company Americas, as indenture trustee. The Base Indenture permits ODAST II to issue additional series of asset-backed notes in the future. The Series 2016-1 Notes are, and future series of notes, if any, issued under the same Base Indenture will be, secured by and payable from collections received on a revolving pool of small business loans transferred from time to time from the Company to ODAST II. At the time of issuance of the Series 2016-1 Notes, the portfolio of loans held by ODAST II and pledged to secure the Series 2016-1 Notes was approximately $274.8 million.
The following table summarizes certain aspects of the Series 2016-1 Transaction:

Initial principal amount	$211.5 million (Class A); $38.5 million (Class B)
Interest Rate	4.21% (Class A); 7.63% (Class B)
Revolving Period[1]	Ends April 30, 2018
Optional Prepayment	Beginning April 17, 2018
Final Maturity	May 2020
[1] The period during which remaining cash flow can be used to purchase additional loans.
The Company’s ability to utilize the asset-backed securitization facility is subject to compliance with various requirements set forth in the documents governing the Series 2016-1 Transaction. Such requirements include:

•
Eligibility Criteria. In order for the Company’s loans to be eligible for purchase by ODAST II, they must meet all applicable eligibility criteria. Eligibility criteria include, among others, that the applicable loan is denominated in U.S. dollars, that the customer under such loan had a certain minimum OnDeck Score® at the time of underwriting, that such loan was originated in accordance with the Company’s underwriting policies and that such loan is a legal, valid and binding obligation of the obligor under such loan.

•
Concentration Limits. The ODAST II collateral pool is subject to certain concentration limits that, if exceeded, would require ODAST II to add or maintain additional collateral. Failure to so add or maintain additional collateral would result in the occurrence of an amortization event. Concentration limits in respect of the Series 2016-1 Transaction include, among others, geography, industry, minimum OnDeck Score, time in business, original term, outstanding principal balance and loans with scheduled loan payments occurring once a week.

The Company’s ability to utilize the asset-backed securitization facility is also subject to compliance with various covenants and other specified requirements set forth in the documents governing the Series 2016-1 Transaction. The failure to comply with such covenants and requirements may result in the accelerated repayment of amounts owed with respect to the Series 2016-1 Notes, often referred to as an amortization event, events of default under the Base Indenture and/or the termination of the facility. Such requirements include:

•
Financial Covenants. Financial covenants include, among others, requirements with respect to minimum tangible net worth, maximum leverage ratio, minimum consolidated liquidity and minimum unrestricted cash.

•
Portfolio Performance Covenants. Portfolio performance covenants include requirements that the pool not exceed certain delinquency rates and that the loan yield and the excess spread on the pool not be less than stated minimum levels. Excess spread is generally the amount by which collections received by ODAST II during a collection period (primarily interest and fees) exceed its fees and expenses during such collection period (including interest expense, servicing fees and charged-off receivables).

•
Other Events. Other events may include, among others, certain insolvency-related events, events constituting a servicer default, failure to make required payments or deposits, and events related to breaches of terms, representations, warranties or affirmative and restrictive covenants. Restrictive covenants, among other things, impose limitations or restrictions on ODAST II’s ability to pay dividends, redeem its membership interests, or the ability of ODAST II to incur additional indebtedness, make investments, engage in transactions with affiliates, sell assets, consolidate or merge, make changes in the nature of its business and create liens.

Following an amortization event with respect to the Series 2016-1 Notes, the collections on the collateral are also applied to repay principal on the Series 2016-1 Notes. Following an event of default under the Base Indenture, the collections on collateral are also applied to repay principal on the Series 2016-1 Notes and other outstanding notes, if any, issued by ODAST II.

The Company is acting as servicer with respect to the small business loans held by ODAST II. If the Company defaults in its servicing obligations or fails to meet certain financial or other covenants, an amortization event could occur and/or the Company could be replaced by a designated backup servicer or another replacement servicer.
The loans and other assets transferred by the Company to ODAST II are owned by ODAST II, are pledged to secure the payment of the notes issued by ODAST II, are assets of ODAST II and are not available to satisfy any of the Company’s obligations. Investors in the Series 2016-1 Transaction do not have direct recourse to On Deck Capital, Inc.
The Series 2016-1 Notes were not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from, or a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Series 2016-1 Notes were offered only to qualified institutional buyers under Rule 144A and to persons outside the United States pursuant to Regulation S under the Securities Act. Credit ratings are opinions of the relevant rating agency. They are not facts and are not opinions of the Company. They are not recommendations to purchase, sell or hold any securities and can be changed or withdrawn at any time.
The foregoing description of the Series 2016-1 Transaction does not purport to be complete and is qualified in its entirety by reference to the Indenture, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2016.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On May 17, 2016, the Company issued a press release announcing the closing of the Series 2016-1 Transaction. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. Furthermore, this report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated May 17, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2016	On Deck Capital, Inc.

/s/ Howard Katzenberg
Howard Katzenberg Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated May 17, 2016.